UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 12, 2025

Date of Report (date of earliest event reported)

Bio Green Med Solution, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 10, Tower 11, Avenue 5, No. 8

Jalan Kerinchi, Kuala Lumpur, Malaysia 59200

(Address of principal executive offices) (Zip code)

(908) 517-7330

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BGMS	The Nasdaq Capital Market
Preferred Stock, $0.001 par value	BGMSP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 11, 2025, Bio Green Med Solution, Inc. (fka Cyclacel Pharmaceuticals, Inc.) received a letter from the listing qualifications department staff (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”), notifying the Company that its 6% Convertible Exchangeable Preferred Stock (listed on the Nasdaq Capital Market under the symbol “BGMSP”) (the “Preferred Stock”) no longer complies with the requirement under Nasdaq Listing Rule 5460(a)(2) to maintain a minimum Market Value of Publicly Held Shares (as such terms are defined under the Nasdaq Listing Rules, “MVPHS”) of $1 million. The Staff’s letter further advised that for the prior 30 consecutive business days, the Preferred Stock no longer meets this requirement.

In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company has 180 calendar days, or until March 10, 2026, to regain compliance with the MVPHS requirement for its Preferred Stock. During the 180 day period, the Company’s Preferred Stock will continue to trade on the Nasdaq Capital Market.

This deficiency notice does not affect the Company’s Common Stock (listed on the Nasdaq Capital Market under the symbol “BGMS”).

If at any time before March 10, 2026, the MVPHS of the Preferred Stock equals or exceeds $1 million (based on closing bid price) for a minimum of 10 consecutive business days, the Staff of Nasdaq will notify the Company that the Preferred Stock has achieved compliance with the MVPHS requirement. If the Preferred Stock does not regain compliance with the MVPHS requirement by March 10, 2026, the Staff will notify the Company that its Preferred Stock will be delisted from the Nasdaq Capital Market. Nasdaq rules would then permit the Company to appeal any delisting determination by the Staff to a Nasdaq hearings panel.

The Company intends to actively evaluate and monitor the MVPHS of its Preferred Stock between now and March 10, 2026, and consider implementation of various options available to the Company if the Preferred Stock does not trade at a level that is likely to regain compliance.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. Such forward-looking statements are based on the Company’s beliefs and assumptions and on information currently available to it on the date hereof. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in the Company’s other filings with the Securities and Exchange Commission, including the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 16, 2025	Bio Green Med Solution, Inc.

	By:	/s/ Datuk Dr. Doris Wong Sing Ee
	Name:	Datuk Dr. Doris Wong Sing Ee
	Title:	Chief Executive Officer and Executive Director